EXHIBIT 10.07

Prepared by:

Catherine A. Tanck

Davenport, Evans, Hurwitz & Smith, LLP

206 W. 14th St., PO Box 1030

Sioux Falls, SD 57101-1030

(605) 357-1223

TERMINATION AGREEMENT

This TERMINATION AGREEMENT is made and entered into as of this 16 day of May, 2014, by and between Spader, Inc., a South Dakota corporation, of 1601 E. Robur Dr., Sioux Falls, SD 57104, hereinafter referred to as “Seller”, and Verity Farms, LLC, a South Dakota limited liability company, of 47184 258th St., Sioux Falls, SD 57107, hereinafter referred to as “Buyer.”

WITNESSETH:

WHEREAS, Seller sold to Buyer, and Buyer purchased from Seller, pursuant to a contract for deed dated December 27, 2012, as amended to date (“Contract for Deed”), that certain real estate located in Minnehaha County, South Dakota, which is legally described on Exhibit A, attached hereto and incorporated herein by this reference, which real estate is referred to herein and in the Contract for Deed as the “Property”; and

WHEREAS, the Contract for Deed provided for payment of a total purchase price of Two Million Four Hundred Thousand Dollars ($2,400,000), together with interest from and after the date of the Contract for Deed, at the rate of six percent (6%) per annum, payable in five (5) annual installments of Four Hundred Thousand Dollars ($400,000) each, including principal and interest, commencing on September 20, 2013, and continuing on the same date of the succeeding four (4) calendar years, and with a balloon payment of all unpaid principal and accrued interest on September 20, 2018; and

WHEREAS, Seller has not received any payments from Buyer to date of principal or interest under the Contract for Deed and, as such, Buyer is in default thereunder; and

WHEREAS, the parties now desire to terminate the Contract for Deed by mutual agreement and to return the Property to the Seller,

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

1. Termination. The parties agree that in lieu of proceeding under the default provisions of Section 12 of the Contract for Deed, the parties by mutual agreement hereby agree that the Contract for Deed shall terminate on _____________, 2014 (“Termination Date”). Prior to the Termination Date, Buyer shall vacate the Property and surrender and return the Property to the Seller in substantially the same condition as it was on December 27, 2012.

2. The Existing Leases/Assignment of Rents. Buyer warrants and represents and agrees as follows:

(a) the Property is subject to no leases or other contracts except (i) leases that were in place on December 27, 2012, and to which no modifications or amendments have since been made; or (ii) other leases or other contracts to which Seller gave its prior written consent;

(b) to Buyer’s knowledge, no liens, restrictions or encumbrances have been placed on the Property from and after December 27, 2012, with or without the permission of the Buyer;

(c) Buyer is responsible for the real estate taxes and assessments on the Property for the 2013 calendar year (which are payable in 2014). Within six (6) months following the date hereof, Buyer agrees to pay Seller for such taxes and assessments, together with interest at the rate of three percent (3%) per annum from May 1, 2014 until payment is made;

(d) Buyer has complied, in full, with all of its obligations under Sections 8 and 13 of the Contract for Deed up to through the Termination Date;

(e) Buyer has not assigned all or any part of its rights under the Contract for Deed in violation of Section 18 of the Contract for Deed up through the Termination Date;

(f) Buyer has complied, in full, with all of its obligations under Section 9 of the Contract for Deed up through the Termination Date;

(g) Buyer hereby waives any right it may have to CRP and any other federal farm program payments associated with the Property under Section 17 of the Contract for Deed; and

(h) upon execution of this Termination Agreement by both parties, Buyer shall deliver to Seller a duly executed Quit Claim Deed in the form attached as Exhibit B.

As additional security for Buyer’s obligations to Seller under the Contract for Deed, Buyer executed an Assignment of Rents providing, in part, that Seller was entitled to receive all rents, income, issues, and profits in connection with any lease agreement then in place, or to be entered into in the future, with respect to the Property. Pursuant to such provision, the parties agree that Seller shall be entitled to retain any rents, income, issues and profits it has already received, and shall also be entitled to receive any future profits with respect to the Property. To the extent that any of such amounts have been or in the future are delivered to Buyer, Buyer agrees that it has and will receive such amounts shall only as an agent for the Seller (and not for its own account) and shall notify Seller of their receipt and promptly turn them over to Seller.

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3. Mutual Release. Upon Buyer and Seller satisfying their obligations as set forth in this Termination Agreement, and subject to such satisfaction:

(a) Except as provided herein, Seller releases, discharges and waives any claims, known or unknown, against Buyer and its officers, directors, managers, members, affiliates (including but not limited to Verity Corp.) or agents, and their respective successors and assigns, arising out of or in any way connected to the Contract for Deed through the date hereof, including its right to accrued interest. The foregoing release discharge, and waiver shall not apply to any claim that Seller may have for indemnification under Section 11 of the Contract for Deed for injuries occurring on or before the Termination Date, or for payment of real estate taxes, with interest, under Section 2(c) hereof; and

(b) Buyer releases, discharges and waives any claims, known or unknown, against Seller and its officers, directors, shareholders or agents, and their respective successors and assigns, arising out of or in any way connected with the Contract for Deed through the date hereof.

Nothing in this Section shall operate as a release of any party from its liabilities and obligations arising under this Termination Agreement.

4. Binding Effect. This Termination Agreement shall be for the benefit of, and shall be binding upon, the parties hereto and their respective successors and assigns.

5. Final Agreement. This Termination Agreement shall constitute the final agreement and understanding of the parties on the subject matter hereof. This Termination Agreement may be modified only by a further writing signed by both parties.

6. Governing Law; Illegality. This Termination Agreement shall governed by the laws of the State of South Dakota, without regard to its conflict of law provisions. If one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Termination Agreement, and this Termination Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein, and shall be enforced to the maximum extent permitted by law.

7. Counterparts. This Termination Agreement may be executed in any number of counterparts, each of which shall be deemed and original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Termination Agreement to be executed by their duly authorized representatives as of the ___ day of ___________, 2014.

SPADER, INC.

By:	/s/ DUANE SPADER
Its:

VERITY FARMS, L.L.C.

By:	/s/ VERLYN SNELLER
Its:

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STATE OF SOUTH DAKOTA	)
: SS
COUNTY OF MINNEHAHA	)

On this, the _____ day of _______________, 2014, before me, the undersigned officer, personally appeared ___________________, who acknowledged himself to be the __________________________ of Spader, Inc., a corporation, and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as ______________________.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public, South Dakota
My Commission expires:

STATE OF SOUTH DAKOTA	)
: SS
COUNTY OF MINNEHAHA	)

On this, the _____ day of _______________, 2014, before me, the undersigned officer, personally appeared ___________________, who acknowledged himself to be the __________________________ of Verity Farms, L.L.C., a limited liability company, and that he, as such _____________, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself as ______________________.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public, South Dakota
My Commission expires:

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Exhibit A

Legal Description

The Northwest Quarter of the Southeast Quarter (NW1/4SE1/4), the West Half of the Northeast Quarter (W1/2NE1/4), the South Half of the Northwest Quarter (S1/2NW1/4), and the Northeast Quarter of the Southwest Quarter (NE1/4SW1/4), all in Section 24, Township 102 North, Range 49 West of the 5th P.M., Minnehaha County, South Dakota.

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Exhibit B

Quit Claim Deed

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